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                                                                     EXHIBIT 5.2

KYRIAKIDES-GEORGOPOULOS                                        K&G
        LAW FIRM
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                                                         KYRIAKIDES-GEORGOPOULOS
                                                               268 Kifissias Ave
                                                      GR-152 32 Halandri, Athens

                                                    Switch/B.: +30 210 81 71 500
                                                        Fax: +30 210 68 56 657/8

                                                         e-mail: kyriakid@hol.gr

                 LEGAL OPINION OF THE GUARANTOR'S GREEK COUNSEL

Coca-Cola Hellenic Bottling Company S.A.
9 Fragoklissias Street
151 25 Maroussi, Athens,
Greece
                                                                      13.11.2003
Dear Sirs,

We have acted as Greek counsel of Coca-Cola Hellenic Bottling Company S.A., a corporation incorporated under the laws of Greece (the "GUARANTOR"), in connection with the guarantees to be given by the Guarantor, in connection with the issue by Coca-Cola HBC Finance B.V., a corporation incorporated under the laws of the Netherlands (the "ISSUER"), of up to $2,000,000,000 debt securities (the "ISSUE").

We have been asked by the Guarantor to deliver our opinion in respect of the Issue for the purposes of the Registration Statement on Form F-3 filed on
13.11.2003 by the Issuer and the Guarantor with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), as it became effective under the Act (the "REGISTRATION STATEMENT"). The Registration Statement relates to the offering from time to time of debt securities (the "DEBT SECURITIES") of the Issuer fully unconditionally and irrevocably guaranteed, as to principal interest, if any, and premium, if any, by the Guarantor.

In connection therewith, we have examined and relied upon the following documents:

a) Each of the draft opinions of Sullivan & Cromwell dated 12.11.2003 and De Brauw Blackstone Westbroek N.V., dated 12.11.2003;

b) a copy of the Indenture, dated as of September 17, 2003 (the "INDENTURE"), among the Issuer, the Guarantor and The Bank of New York, as Trustee (the "TRUSTEE");



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KYRIAKIDES-GEORGOPOULOS                                        K&G
        LAW FIRM
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c)   a copy of the form of the Guarantee incorporated by Reference as an exhibit to the Registration Statement to be granted by the Guarantor in conjunction with the issue of each of the Debt Securities;

d) a copy of the form of Debt Securities incorporated by Reference as an exhibit to the Registration Statement;

e) a copy of the form of the Underwriting Agreement to be entered into between the representatives of the several Underwriters named in Schedule I thereto, the Issuer and the Guarantor (the "UNDERWRITING AGREEMENT")

f)   A copy of the Registration Statement;

g) A copy of the Articles of Association of the Guarantor, as currently in force; and

h)   The Guarantor's Board of Directors resolution dated 10.11.2003

     (together referred to as the "DOCUMENTS")

We have also reviewed such matters of law and examined the original, certified, conformed or photostatic copies of such other documents, records, agreements and certificates, as we have considered relevant thereto. We assume that certified, conformed or photostatic copies are true copies of the original documents.

Our opinion is confined to and is given solely on the basis of Greek law applicable as of today and we express no opinion on the laws of England, the Netherlands, the United States or any other jurisdiction, as they may affect any matters contemplated by the Documents.

ASSUMPTIONS

For the purpose of this opinion, we have made the following assumptions:

1. All copy documents conform to the originals and all originals are genuine and complete;

2. The genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;



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KYRIAKIDES-GEORGOPOULOS                                        K&G
        LAW FIRM
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3.   That where a document has been examined by us in draft or specimen form it will or has been executed in the form of that draft or specimen;

4. That each of the Documents will be duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws;

5. That each of the statements contained in the opinions of Sullivan & Cromwell and De Brauw Blackstone Westbroek N.V, referred to above is true and correct as at the date hereof and will also be true and correct as at the date of issue of the Debt Securities and the granting of the Guarantee endorsed thereon;

6. That each of the Debt Securities and the Guarantee endorsed thereon, when duly executed and delivered will constitute legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms under all applicable laws, other than Greek law;

7. That there has been and will be no offering or marketing of the Debt Securities in or from Greece, except under circumstances that will result in compliance with any applicable laws and regulations of Greece;

8.   That the Debt Securities will not be listed on the Athens Exchange;

Based on the foregoing, and subject to the reservations mentioned below, we are of the following opinion:

     (i) The Guarantor has been duly incorporated and is validly existing as a corporation under the laws of the Hellenic Republic.

     (ii) The Guarantor has at the date hereof the necessary corporate power to enter into the Documents and perform its obligations thereunder.

     (iii) The execution and delivery of each of the Documents has been duly authorised by all requisite corporate action on behalf of the Guarantor.

     (iv) We hereby confirm to you that our opinion is as set forth under the caption "Taxation--Greek Taxation" with respect to Greek taxation in the prospectus dated November 13, 2003 (the "Prospectus"), included in the related Registration Statement, subject to the limitations set forth therein.



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KYRIAKIDES-GEORGOPOULOS                                        K&G
        LAW FIRM
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     (v) On the assumption and to the extent that the obligations of the
Guarantor under the Guarantee constitute legal, valid and binding obligations of the Guarantor enforceable in accordance with the law of the State of New York and any applicable United States federal laws, the Guarantee, when duly authorized, executed and delivered by the Guarantor and (if duly executed and delivered by the Guarantor and the Debt Securities on which the Guarantee is endorsed have been duly executed and authenticated as provided in the Indenture and payment in full for such Debt Securities has been received by the Issuer, in accordance with the Underwriting Agreement) constitutes a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity.

     (vi) The choice of the laws of the State of New York as the governing law of the Debt Securities, the Indenture and the Guarantee is a valid choice of law under the laws of the Hellenic Republic.

     (vii) Judgements of United States courts will not be directly enforceable in Greece and a separate Greek judgement must be obtained. Greek courts could (but there is no certainty that they would) give an enforceable Greek judgement on the basis of a judgement rendered by a court of the United States, provided, inter alia, that such court of the United States has jurisdiction and that its judgement has gained legal force and is not contrary to public policy in Greece.

The reservations to which this opinion is subject are the following:

(1) This opinion is confined to matters of Greek law and no opinion is expressed as to the laws of any other jurisdiction;

(2) We assume the validity of the Documents under the laws of the State of New York and the federal law of the United States;

(3) Service of court process by registered mail in Greece would not be recognised by a court of the Hellenic Republic, except in the exceptional case mentioned in Article 122 of paragraph 4 of the Greek Code of Civil Procedure, subject to the fulfilment of the formalities of Royal Decree 338/1970;



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KYRIAKIDES-GEORGOPOULOS                                        K&G
        LAW FIRM
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(4) Certain categories of claims listed in Articles 975 and 976 of the Greek
Code of Civil Procedure have priority over all other claims, in case of forced execution, liquidation and/or bankruptcy; and

(5) Greek courts, if called upon to hear a case on the Documents, will not treat as conclusive those certificates and determinations which the Transaction Documents state are to be so treated. In such a case the court will allow the production of counter evidence.

This opinion is given for the sole and exclusive benefit of the addressee. This opinion may not be relied upon by any other person or used for any other purpose and neither its contents nor its existence may be disclosed without our prior written consent. Furthermore, we accept no responsibility or legal liability to any person other than the addressees specified above in relation to the contents of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours faithfully,
KYRIAKIDES - GEORGOPOULOS

By: /s/ Konstantinos Gr. Vouterakos
    -------------------------------
    Konstantinos Gr. Vouterakos



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